Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2020 FINANCIAL RESULTS

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Fourth quarter 2020 net loss from continuing operations of $0.29 per share; earnings from continuing operations before items[1] of $0.34 per share
•	$135 million of cash flow from operations
•	Announced sale of Personal Care Business to American Industrial Partners for $920 million

Fort Mill, SC, February 11, 2021 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported a net loss of $59 million ($1.07 per share) for the fourth quarter of 2020 compared to a net loss of $92 million ($1.67 per share) for the third quarter of 2020, and a net loss of $34 million ($0.59 per share) for the fourth quarter of 2019. Sales for the fourth quarter of 2020 were $0.9 billion.

The fourth quarter 2020 results include an after-tax loss of $43 million ($0.78 per share) from discontinued operations related to the announced sale of the Personal Care Business, compared to earnings of $19 million ($0.34 per share) for the third quarter of 2020 and earnings of $10 million ($0.17 per share) for the fourth quarter of 2019.

Excluding discontinued operations and the items listed below, the Company had earnings from continuing operations before items1 of $19 million ($0.34 per share) for the fourth quarter of 2020, compared to loss from continuing operations before items1 of $1 million ($0.02 per share) for the third quarter of 2020 and loss from continuing operations before items1 of $9 million ($0.16 per share) for the fourth quarter of 2019.

ITEMS

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Description	Segment	Line item	Amount	After-tax effect	EPS impact (per share)
			(in millions)
Fourth quarter 2020

● Cost reduction program	Pulp and Paper	Impairment of long-lived assets	$25	$15	$0.27

● Cost reduction program	Pulp and Paper	Closure and restructuring costs	$28	$19	$0.34

● Cost reduction program	Corporate	Closure and restructuring costs	$2	$1	$0.02

Third quarter 2020

● Cost reduction program	Pulp and Paper	Impairment of long-lived assets	$111	$68	$1.23

● Cost reduction program	Pulp and Paper	Closure and restructuring costs	$67	$41	$0.75

● Cost reduction program	Corporate	Closure and restructuring costs	$1	$1	$0.02

Fourth quarter 2019

● Pension settlement loss	Pulp and Paper	Non-service components of net periodic benefit costs	$30	$22	$0.38

● Paper machine closures	Pulp and Paper	Closure and restructuring costs	$17	$13	$0.22

FISCAL YEAR 2020 HIGHLIGHTS

For fiscal year 2020, net loss amounted to $127 million ($2.29 per share), compared to net earnings of $84 million ($1.37 per share) for fiscal year 2019. The Company had earnings from continuing operations before items1 of $1 million ($0.02 per share) for fiscal year 2020, compared to earnings from continuing operations before items1 of $149 million ($2.43 per share) for fiscal year 2019. Sales were $3.7 billion for fiscal year 2020.

“Despite the challenges from the Covid-19 pandemic, our teams demonstrated resiliency by continuously adapting to changing market conditions which led us to achieve solid results. I'm proud of the teamwork that allowed us to not just stand up in the face of adversity, but to move forward during such a challenging time and in accordance with our strategy. We met many goals last year; we prioritized maximizing cash, reducing costs, and remaining an agile, reliable partner to our customers. We believe these changes will improve this Company for the long-term,” said Daniel Buron, Senior Vice-President, Chief Financial Officer and Acting Chief Executive Officer.

QUARTERLY REVIEW

“Our paper shipments were in line with the third quarter and order activity remained stable across all channels, while paper pricing was consistent with the year-to-date average. In Pulp, we improved our cost performance, which is attributable to lower maintenance costs, our cost reduction program and favorable wood costs. Market fundamentals continue to improve, and we announced several pulp price increases in the first quarter of 2021.”

Mr. Buron added, “In Personal Care, we had a strong finish to the year with improved fourth quarter performance driven by strong sales of adult incontinence products in North America and a good performance in Europe following the seasonality impact of the softer summer period. We announced the sale of the Personal Care Business to American Industrial Partners for $920 million, and we expect the transaction to close in the first quarter of 2021.”

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Operating loss was $20 million in the fourth quarter of 2020, compared to an operating loss of $152 million in the third quarter of 2020. Depreciation and amortization totaled $53 million in the fourth quarter of 2020.

Operating income before items1 was $35 million in the fourth quarter of 2020, compared to an operating income before items1 of $27 million in the third quarter of 2020.

(In millions of dollars)	4Q 2020	3Q 2020

Sales	$920	$899
Operating loss
Pulp and Paper segment	(10)	(140)
Corporate	(10)	(12)
Total operating loss	(20)	(152)
Operating income before items[1]	35	27
Depreciation and amortization	53	56

The decrease in operating loss in the fourth quarter of 2020, compared to the prior quarter, was the result of lower long-lived asset impairment and closure and restructuring charges related to the cost savings program, lower maintenance costs, favorable productivity and lower selling, general and administrative expenses. These factors were partially offset by lower volume in pulp and paper, lower average selling prices for pulp, higher freight and other costs and unfavorable exchange rates.

When compared to the third quarter of 2020, manufactured paper shipments were down 1% and pulp shipments increased 14%. The shipment-to-production ratio for paper was 98% in the fourth quarter of 2020, compared to 105% in the third quarter of 2020. Paper inventories increased by 10,000 tons and pulp inventories decreased by 3,000 metric tons when compared to the third quarter of 2020.

LIQUIDITY AND CAPITAL RESOURCES

Cash flow from operating activities was $135 million and capital expenditures were $45 million, resulting in free cash flow1 of $90 million for the fourth quarter of 2020. Domtar’s net debt-to-total capitalization ratio1 stood at 26% at December 31, 2020, compared to 28% at September 30, 2020.

For fiscal year 2020, cash flow from operating activities was $411 million and capital expenditures were $175 million, resulting in free cash flow1 of $236 million.

We will resume our share buyback program following this earnings release. The timing, method and amount of stock repurchases will depend on a variety of factors, including the market conditions, as well as corporate and regulatory considerations. The share buyback program may be suspended, modified or discontinued at any time, and the Company has no obligation to repurchase any amount of its common stock under the program.

OUTLOOK

In 2021, paper demand remains uncertain and dependent upon the Covid-19 recovery, in particular quarantine measures impacting the return to office and school. We expect near-term pulp markets to gradually improve driven by better demand, maintenance outages and restocking in China. Overall raw material costs are expected to moderately increase and freight costs are also expected to be higher.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its fourth quarter and fiscal year 2020 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 289-0438 at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2021 earnings results on May 6, 2021 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 8,700 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $3.7 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Buron and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including the Covid-19 pandemic and the resulting decrease in paper sales and the challenges we face in maintaining manufacturing operations, changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, the failure to achieve our cost containment goals, costs of conversion in excess of our expectations, demand for linerboard, and the other reasons identified under “Risk Factors” in our Form 10-K for 2019 as filed with the SEC and as updated by subsequently-filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Consolidated Statements of Earnings (Loss)

(In millions of dollars, unless otherwise noted)

{

	For the three months ended		For the twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
	(Unaudited)
	$	$	$	$

Sales	920	1,027	3,652	4,369
Operating expenses
Cost of sales, excluding depreciation and amortization	776	899	3,125	3,610
Depreciation and amortization	53	57	223	231
Selling, general and administrative	60	76	253	291
Impairment of long-lived assets	25	—	136	32
Closure and restructuring costs	30	17	99	22
Other operating (income) loss, net	(4)	1	(7)	4
	940	1,050	3,829	4,190
Operating (loss) income	(20)	(23)	(177)	179
Interest expense, net	15	14	58	52
Non-service components of net periodic benefit cost	(4)	30	(17)	23
(Loss) earnings before income taxes and equity loss	(31)	(67)	(218)	104
Income tax (benefit) expense	(16)	(24)	(76)	17
Equity loss, net of taxes	1	1	3	2
(Loss) earnings from continuing operations	(16)	(44)	(145)	85
(Loss) earnings from discontinued operations, net of taxes	(43)	10	18	(1)
Net (loss) earnings	(59)	(34)	(127)	84
Per common share (in dollars)
Basic net (loss) earnings
(Loss) earnings from continuing operations	(0.29)	(0.76)	(2.62)	1.39
(Loss) earnings from discontinued operations	(0.78)	0.17	0.33	(0.02)
Basic net (loss) earnings	(1.07)	(0.59)	(2.29)	1.37
Diluted net (loss) earnings
(Loss) earnings from continuing operations	(0.29)	(0.76)	(2.62)	1.39
(Loss) earnings from discontinued operations	(0.78)	0.17	0.33	(0.02)
Diluted net (loss) earnings	(1.07)	(0.59)	(2.29)	1.37
Weighted average number of common shares outstanding (millions)
Basic	55.2	57.3	55.4	61.2
Diluted	55.2	57.3	55.4	61.4

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31,	December 31,
	2020	2019
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	309	61
Receivables, less allowances of $6 and $4	380	482
Inventories	630	663
Prepaid expenses	50	29
Income and other taxes receivable	54	56
Assets held for sale	1,133	227
Total current assets	2,556	1,518
Property, plant and equipment, net	2,023	2,223
Operating lease right-of-use assets	59	58
Intangible assets, net	29	30
Other assets	189	163
Non-current assets held for sale	—	911
Total assets	4,856	4,903
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	—	9
Trade and other payables	484	580
Income and other taxes payable	15	15
Operating lease liabilities due within one year	20	18
Long-term debt due within one year	13	1
Liabilities held for sale	295	143
Total current liabilities	827	766
Long-term debt	1,084	937
Operating lease liabilities	50	40
Deferred income taxes and other	321	360
Other liabilities and deferred credits	314	269
Long-term liabilities held for sale	—	155

Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,717	1,770
Retained earnings	846	998
Accumulated other comprehensive loss	(304)	(393)
Total shareholders' equity	2,260	2,376
Total liabilities and shareholders' equity	4,856	4,903

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the three months ended		For the twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
	(Unaudited)
	$	$	$	$
Operating activities
Net (loss) earnings	(59)	(34)	(127)	84
Adjustments to reconcile net (loss) earnings to cash flows from operating activities
Depreciation and amortization	69	74	283	293
Deferred income taxes and tax uncertainties	15	(17)	(45)	(16)
Impairment of long-lived assets	26	—	137	58
Impairment of inventory	—	1	31	6
Net gains on disposals of property, plant and equipment	(1)	—	(1)	—
Net loss on disposition of discontinued operations	45	—	45	—
Stock-based compensation expense	3	2	8	9
Equity loss, net	1	1	3	2
Other	4	—	4	—
Changes in assets and liabilities, excluding the effect of acquisition of business
Receivables	61	46	99	96
Inventories	8	17	7	(22)
Prepaid expenses	2	6	11	2
Trade and other payables	(36)	44	(57)	(67)
Income and other taxes	(21)	(16)	13	(43)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	2	32	(4)	29
Other assets and other liabilities	16	4	4	11
Cash flows from operating activities	135	160	411	442
Investing activities
Additions to property, plant and equipment	(45)	(98)	(175)	(255)
Proceeds from disposals of property, plant and equipment	3	—	3	1
Acquisition of business, net of cash acquired	—	—	(30)	—
Cash flows used for investing activities	(42)	(98)	(202)	(254)
Financing activities
Dividend payments	—	(27)	(51)	(110)
Stock repurchase	—	(80)	(59)	(219)
Net change in bank indebtedness	—	7	(10)	9
Change in revolving credit facility	—	35	(80)	80
Proceeds from receivables securitization facility	—	55	25	205
Repayments of receivables securitization facility	—	(90)	(80)	(200)
Issuance of long-term debt	—	—	300	—
Repayments of long-term debt	(4)	—	(7)	(1)
Other	—	—	(3)	(1)
Cash flows (used for) provided from financing activities	(4)	(100)	35	(237)
Net increase (decrease) in cash and cash equivalents	89	(38)	244	(49)
Impact of foreign exchange on cash	2	1	4	(1)
Cash and cash equivalents at beginning of period	218	98	61	111
Cash and cash equivalents at end of period	309	61	309	61
Supplemental cash flow information
Net cash payments (refund) for:
Interest	8	7	52	46
Income taxes	3	4	(22)	59

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “(Loss) earnings from continuing operations before items”, “(Loss) earnings from continuing operations before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “(Loss) earnings from continuing operations before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2020					2019
			Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Reconciliation of "(Loss) earnings from continuing operations before items" to Net earnings (loss)
	Net earnings (loss)	($)	5	19	(92)	(59)	(127)	80	18	20	(34)	84
(-)	(Earnings) loss from discontinued operations, net of taxes	($)	(20)	(22)	(19)	43	(18)	3	13	(5)	(10)	1
(+)	Pension settlement loss	($)	—	—	—	—	—	—	—	—	22	22
(+)	Impairment of long-lived assets	($)	—	—	68	15	83	—	—	25	—	25
(+)	Closure and restructuring costs	($)	—	1	42	20	63	—	—	4	13	17
(=)	(Loss) earnings from continuing operations before items	($)	(15)	(2)	(1)	19	1	83	31	44	(9)	149
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	56.2	55.3	55.2	55.2	55.4	63.2	63.3	61.7	57.3	61.4
(=)	(Loss) earnings from continuing operations before items per diluted share	($)	(0.27)	(0.04)	(0.02)	0.34	0.02	1.31	0.49	0.71	(0.16)	2.43

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings (loss)
	Net earnings (loss)	($)	5	19	(92)	(59)	(127)	80	18	20	(34)	84
(-)	(Earnings) loss from discontinued operations, net of taxes	($)	(20)	(22)	(19)	43	(18)	3	13	(5)	(10)	1
(+)	Equity loss, net of taxes	($)	1	—	1	1	3	1	—	—	1	2
(+)	Income tax expense (benefit)	($)	3	(11)	(52)	(16)	(76)	29	10	2	(24)	17
(+)	Interest expense, net	($)	14	15	14	15	58	13	13	12	14	52
(+)	Depreciation and amortization	($)	58	56	56	53	223	58	59	57	57	231
(+)	Impairment of long-lived assets	($)	—	—	111	25	136	—	—	32	—	32
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	(1)	(1)	—	—	—	—	—
(=)	EBITDA	($)	61	57	19	61	198	184	113	118	4	419
(/)	Sales	($)	1,031	802	899	920	3,652	1,157	1,106	1,079	1,027	4,369
(=)	EBITDA margin	(%)	6%	7%	2%	7%	5%	16%	10%	11%	0%	10%
	EBITDA	($)	61	57	19	61	198	184	113	118	4	419
(+)	Pension settlement loss	($)	—	—	—	—	—	—	—	—	30	30
(+)	Closure and restructuring costs	($)	—	1	68	30	99	—	—	5	17	22
(=)	EBITDA before items	($)	61	58	87	91	297	184	113	123	51	471
(/)	Sales	($)	1,031	802	899	920	3,652	1,157	1,106	1,079	1,027	4,369
(=)	EBITDA margin before items	(%)	6%	7%	10%	10%	8%	16%	10%	11%	5%	11%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2020					2019
			Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	88	67	121	135	411	55	119	108	160	442
(-)	Additions to property, plant and equipment	($)	(62)	(40)	(28)	(45)	(175)	(46)	(55)	(56)	(98)	(255)
(=)	Free cash flow	($)	26	27	93	90	236	9	64	52	62	187

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	—	—	—	—		3	3	1	9
(+)	Long-term debt due within one year	($)	1	13	13	13		1	1	1	1
(+)	Long-term debt	($)	1,101	1,088	1,085	1,084		852	822	937	937
(=)	Debt	($)	1,102	1,101	1,098	1,097		856	826	939	947
(-)	Cash and cash equivalents	($)	(152)	(124)	(218)	(309)		(94)	(93)	(98)	(61)
(=)	Net debt	($)	950	977	880	788		762	733	841	886
(+)	Shareholders' equity	($)	2,181	2,277	2,211	2,260		2,608	2,619	2,439	2,376
(=)	Total capitalization	($)	3,131	3,254	3,091	3,048		3,370	3,352	3,280	3,262
	Net debt	($)	950	977	880	788		762	733	841	886
(/)	Total capitalization	($)	3,131	3,254	3,091	3,048		3,370	3,352	3,280	3,262
(=)	Net debt-to-total capitalization	(%)	30%	30%	28%	26%		23%	22%	26%	27%

“(Loss) earnings from continuing operations before items”, “(Loss) earnings from continuing operations before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2020

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Corporate					Total
			Q1'20	Q2'20	Q3'20	Q4'20	Year	Q1'20	Q2'20	Q3'20	Q4'20	Year	Q1'20	Q2'20	Q3'20	Q4'20	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	4	3	(140)	(10)	(143)	(5)	(7)	(12)	(10)	(34)	(1)	(4)	(152)	(20)	(177)
(+)	Impairment of long-lived assets	($)	—	—	111	25	136	—	—	—	—	—	—	—	111	25	136
(+)	Closure and restructuring costs	($)	—	1	67	28	96	—	—	1	2	3	—	1	68	30	99
(=)	Operating income (loss) before items	($)	4	4	38	43	89	(5)	(7)	(11)	(8)	(31)	(1)	(3)	27	35	58

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	4	4	38	43	89	(5)	(7)	(11)	(8)	(31)	(1)	(3)	27	35	58
(+)	Non-service components of net periodic benefit cost	($)	4	6	4	5	19	—	(1)	—	(1)	(2)	4	5	4	4	17
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	(1)	(1)	—	—	—	—	—	—	—	—	(1)	(1)
(+)	Depreciation and amortization	($)	58	56	56	53	223	—	—	—	—	—	58	56	56	53	223
(=)	EBITDA before items	($)	66	66	98	100	330	(5)	(8)	(11)	(9)	(33)	61	58	87	91	297
(/)	Sales	($)	1,031	802	899	920	3,652	—	—	—	—	—	1,031	802	899	920	3,652
(=)	EBITDA margin before items	(%)	6%	8%	11%	11%	9%	—	—	—	—	—	6%	7%	10%	10%	8%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2019

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Corporate					Total
			Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	144	62	31	(11)	226	(21)	(10)	(4)	(12)	(47)	123	52	27	(23)	179
(+)	Impairment of long-lived assets	($)	—	—	32	—	32	—	—	—	—	—	—	—	32	—	32
(+)	Closure and restructuring costs	($)	—	—	5	17	22	—	—	—	—	—	—	—	5	17	22
(=)	Operating income (loss) before items	($)	144	62	68	6	280	(21)	(10)	(4)	(12)	(47)	123	52	64	(6)	233

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	144	62	68	6	280	(21)	(10)	(4)	(12)	(47)	123	52	64	(6)	233
(+)	Pension settlement loss	($)	—	—	—	30	30	—	—	—	—	—	—	—	—	30	30
(+)	Non-service components of net periodic benefit cost	($)	3	3	2	(28)	(20)	—	(1)	—	(2)	(3)	3	2	2	(30)	(23)
(+)	Depreciation and amortization	($)	58	59	57	57	231	—	—	—	—	—	58	59	57	57	231
(=)	EBITDA before items	($)	205	124	127	65	521	(21)	(11)	(4)	(14)	(50)	184	113	123	51	471
(/)	Sales	($)	1,157	1,106	1,079	1,027	4,369	—	—	—	—	—	1,157	1,106	1,079	1,027	4,369
(=)	EBITDA margin before items	(%)	18%	11%	12%	6%	12%	—	—	—	—	—	16%	10%	11%	5%	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2020					2019
		Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,031	802	899	920	3,652	1,157	1,106	1,079	1,027	4,369
Operating income (loss)	($)	4	3	(140)	(10)	(143)	144	62	31	(11)	226
Depreciation and amortization	($)	58	56	56	53	223	58	59	57	57	231
Impairment of long-lived assets	($)	—	—	111	25	136	—	—	32	—	32
Paper
Paper Production	('000 ST)	648	436	524	551	2,159	757	697	653	619	2,726
Paper Shipments - Manufactured	('000 ST)	679	459	550	542	2,230	736	681	672	656	2,745
Communication Papers	('000 ST)	569	366	449	441	1,825	615	567	563	554	2,299
Specialty and Packaging Papers	('000 ST)	110	93	101	101	405	121	114	109	102	446
Paper Shipments - Sourced from 3rd parties	('000 ST)	22	12	16	19	69	23	21	25	24	93
Paper Shipments - Total	('000 ST)	701	471	566	561	2,299	759	702	697	680	2,838
Pulp
Pulp Shipments	('000 ADMT)	422	459	424	482	1,787	383	400	443	438	1,664
Pulp Shipments mix:
Hardwood Kraft Pulp	(%)	3%	2%	4%	6%	4%	2%	2%	5%	5%	4%
Softwood Kraft Pulp	(%)	52%	57%	62%	62%	58%	53%	56%	55%	54%	54%
Fluff Pulp	(%)	45%	41%	34%	32%	38%	45%	42%	40%	41%	42%

Average Exchange Rates	$US / $CAN	1.344	1.385	1.332	1.304	1.341	1.329	1.337	1.321	1.321	1.327
	$CAN / $US	0.744	0.722	0.751	0.767	0.746	0.752	0.748	0.757	0.757	0.754

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.